UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2012

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 27, 2012, the Board of Directors (the “Board”) of Lowe’s Companies, Inc. (the “Company”) elected Richard W. Dreiling, Chairman and Chief Executive Officer of Dollar General Corporation, to the Company’s Board as a director with a term expiring at the Company’s 2012 annual meeting of shareholders.  Concurrent with his election as a director, Mr. Dreiling was appointed to the Audit Committee and the Governance Committee of the Board.  There are no arrangements or understandings between Mr. Dreiling and any other persons pursuant to which he was selected as a director.  Additionally, there are no transactions involving the Company and Mr. Dreiling that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Dreiling will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2011, as adjusted by the Board from time to time.

A copy of the press release announcing Mr. Dreiling’s election is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On January 27, 2012, the Board of the Company approved certain amendments to the Company’s Bylaws (the “Bylaws”).  The amendments were effective immediately upon their approval by the Board.  Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Company’s Bylaws were amended in the manner summarized below.

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Article II, Section 2(b) (Special Meetings of Shareholders).  Article II, Section 2(b) has been revised to modify the information that must be included in a shareholder’s written request to the Secretary of the Company to call a special meeting of shareholders to include any material interest of any Shareholder Associated Person in the business to be brought before the meeting.

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Article II, Sections 11 and 12 (Advance Notice Period Requirements for Director Nominations and Shareholder Proposals).  Each of Article II, Section 11, governing shareholder nominations of persons for election to the Board, and Article II, Section 12, governing the submission of shareholder proposals for consideration at a meeting of shareholders, has been revised to clarify and enhance the procedures for the submission of director nominations and shareholder proposals.  Specifically, with respect to shareholder proposals for consideration at any “annual” meeting of shareholders, Article II, Section 12 has been revised to require that shareholders provide notice of such proposals to the Company “not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then to be timely notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the date on which public announcement of the date of such meeting is first made.”  Previously, the Company’s Bylaws required that notice of such proposals be delivered to the Company “not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting."

Each of Article II, Section 11 and Article II, Section 12 has been revised to require that shareholders provide notice of director nominations or shareholder proposals for consideration at any “special” meeting of shareholders “not earlier than 150 days prior to the date of the special meeting nor later than the later of 120 days before the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made by the Company.”

Each of Article II, Section 11 and Article II, Section 12 has also been revised to clarify that adjournment or postponement of any annual or special meeting of shareholders or the announcement thereof will not commence a new time period for the delivery of a shareholder’s notice under these sections.

Each of Article II, Section 11 and Article II, Section 12 has also been revised to provide additional detail regarding the information that must be included in the notice required to be submitted by a shareholder nominating a candidate for election as a director or submitting proposals for consideration at any annual or special meeting of the Company’s shareholders.  In addition to the information specifically set forth in these sections as required to be included in such notice, each of these sections has been revised to provide that a shareholder’s notice shall include any other information regarding such shareholder or any Shareholder Associated Person or the nominee or proposal that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, if Section 14 were applicable.

Each of Article II, Section 11 and Article II, Section 12 has also been revised to provide that any references in the Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to director nominations and shareholder proposals pursuant to these sections, and to provide that nothing in these sections shall be deemed to affect any rights of the Company’s shareholders to request inclusion of nominees or proposals in the Company’s proxy statement pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act.

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Article II, Section 13 (Adjournment of Shareholders’ Meetings).  Article II, Section 13 has been added to grant the chairman of any meeting of shareholders the power to adjourn the meeting from time to time, without notice other than announcement at the meeting or as may be required by law, and to provide that at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

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Article III, Section 2 (Number, Tenure and Qualifications of Directors).  Since the Company’s Board has now been fully declassified, Article III, Section 2 has been revised to delete the language providing that the Board shall each year, prior to the annual meeting of shareholders, determine by appropriate resolution the number of directors which shall constitute the “class” of directors being elected at the meeting.

•	Article XIII (Construction of Bylaws). Article XIII has been added to include a general provision regarding construction of the Bylaws, which provides that, unless the context requires otherwise, the general provisions, rules of construction and definitions in the North Carolina Business Corporation Act shall govern the construction of the Bylaws.  Article XIII also provides that all references in the Bylaws to rules or regulations issued under the Exchange Act means the then-current and effective version of such rules and regulations, and shall include with respect to any specified rule or regulation, any similar or successor rules or regulation.

    Capitalized terms used herein but not defined herein shall have the meanings given to them in the Company’s Bylaws, as amended and restated as of January 27, 2012.  The foregoing description is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated as of January 27, 2012, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

3.1	Bylaws of Lowe's Companies, Inc., as amended and restated.
99.1	Press Release dated January 27, 2012 announcing Richard Dreiling's election to the Company's Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: January 31, 2012	By:	/s/ Matthew V. Hollifield
Matthew V. Hollifield
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Lowe's Companies, Inc., as amended and restated.
99.1	Press Release dated January 27, 2012 announcing Richard Dreiling's election to the Company's Board.